EXHIBIT 10.2

SECURITIES CLOSING AGREEMENT

This Securities Closing Agreement (this “Agreement”) is made and entered into this 21st day of January 2005, by and among PHSL WORLDWIDE, INC., (formerly “Penthouse International, Inc.”) a corporation organized and existing under the laws of the State of Florida (“PHSL”); and INTERACTIVE BRAND DEVELOPMENT, INC. (formerly, “Care Concepts I, Inc.”), a corporation formed under the laws of the State of Delaware (“IBD”). PHSL and IBD are referred to herein individually as a “Party” and collectively as the “Parties.”

PREAMBLE

WHEREAS, PHSL is the owner of 99.5% of the members interest in Media Billing Company, L.L.C., a New York limited liability company (“Media Billing”) and Dr. Luis Enrique Fernando Molina and Charles L. Samel (collectively, the “Media Billing Managers”) are the owners of 0.5% of the members interest in Media Billing; and

WHEREAS, pursuant to the terms of a member interest purchase agreement, dated as of March 22, 2004 (the “iBill Purchase Agreement”) among Media Billing, Internet Billing Company, LLC, a Georgia limited liability company (“iBill”), and InterCept, Inc., a Georgia corporation (“InterCept”), Media Billing acquired from InterCept 100% of the members interest of iBill (the “iBill Equity”); and

WHEREAS, effective as of July 22, 2004, PHSL and IBD entered into a stock purchase agreement, (the “Stock Purchase Agreement”), as amended by a first amendment, dated August 26, 2004 (the “First Amendment”), pursuant to which IBD agreed to acquire from PHSL and certain of its Affiliates, 100% of the members interests in Media Billing (the “Media Billing Equity; and

WHEREAS, pursuant to the terms of the Stock Purchase Agreement, in sole consideration for its acquisition of the Media Billing Equity, IBD shall issue to PHSL certain securities of IBD (the “IBD Purchase Securities”) consisting of: (i) that number of shares of IBD common stock as shall represent 19.9% of the issued and outstanding shares of IBD Common Stock, immediately prior to giving effect to such issuance, and (ii) shares of newly designated Series D voting convertible preferred stock of IBD (the “IBD Series D Preferred Stock”); and

WHEREAS, the American Stock Exchange, Inc. (the “AMEX”) objected to the consummation of the acquisition of the Media Billing Equity by IBD (the “iBill Acquisition”) and threatened to delist the IBD common stock from trading on the AMEX if IBD consummated the iBill Acquisition prior to receipt of final AMEX approval; and

WHEREAS, as a result of the AMEX objections, the Parties agreed, in connection with a series of private placement by IBD of (i) $9.525 million of 10% notes due 2009, (ii) 35,000 shares of Series E convertible preferred stock, (iii) 54,500 shares of Series F convertible preferred stock, and (iv) 45,000 shares of Series G convertible preferred stock (collectively, the “Transaction Securities”), the proceeds of which were used to finance IBD’s investment in Penthouse Media Group, Inc., to defer the consummation of the iBill Acquisition until the earlier of (a) receipt of final “Stockholder Approval” (as defined), including AMEX approval, or (b) January 21, 2005; and

WHEREAS, in reliance on the anticipated consummation of the iBill Acquisition, PHSL caused Media Billing and iBill to provide certain guarantees and security interests on the assets of iBill to the holders of certain of the Transaction Securities; and

WHEREAS, the Parties have agreed that on or before January 21, 2005, the Parties shall either (i) terminate the iBill Acquisition and all of the transactions contemplated by the Stock Purchase Agreement, or (ii) consummate the iBill Acquisition; and

WHEREAS, the Parties have elected to consummate the iBill Acquisition in accordance with the terms and conditions of the Stock Purchase Agreement, as amended hereby.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.

Consummation of the iBill Acquisition.

(a)

Simultaneous with the execution and delivery of this Agreement:

(i)

Against delivery of the IBD Consideration defined below, PHSL shall cause to be delivered and assigned to IBD, 100% of the “Media Billing Equity” (as defined in the Stock Purchase Agreement; and

(ii)

IBD shall issue to PHSL one or more stock certificates evidencing 330,000 shares of IBD Series D Preferred Stock that shall be convertible, in whole or in part at any time at the option of the Holder, that number of shares of IBD common stock as shall represent 49.9% of the “Fully-Diluted CCI Common Stock” (as that term is defined in the Securities Purchase Agreement) at the time of conversion (the “IBD Consideration”).

(b)

The rights, designations and privileges of the IBD Series D Preferred Stock, as amended and restated, are on Exhibit A annexed hereto and made a part hereof (the “Restated Series D Preferred Certificate”); which Restated Series D Preferred Certificate shall be immediately filed by PHSL’s counsel with the Secretary of State of the State of Delaware.

2.

Amendments to Stock Purchase Agreement.

The Stock Purchase Agreement is hereby amended as follows:

(a)

all references to the “CCI Closing Date Common Stock” is hereby deleted and the foregoing IBD Consideration shall, for all purposes of the Securities Purchase Agreement, as amended hereby, represent the sole consideration paid by IBD for the Media Billing Equity.

(b)

all references in such Stock Purchase Agreement to the term “CCI” shall mean and include IBD and all references to the term “Penthouse” shall mean and include PHSL.

(c)

Section 5.1(d) of the Securities Purchase Agreement and all references to the Media Billing Fairness Opinion are hereby deleted.

(d)

Section 5.1(e) of the Securities Purchase Agreement is hereby deleted.

(e)

The First Amendment to the Securities Purchase Agreement is hereby deleted in its entirety and of no further force or effect.

(f)

The term “Required Media Billing Purchase Approvals” and all references to such condition contained in the Securities Purchase Agreement be, and the same hereby is, deleted and of no further force or effect.

 To the extent inconsistent with the foregoing, the terms and conditions of the Stock Purchase Agreement are hereby deemed amended and modified.

3.

Boards of Directors. Simultaneous with the execution and delivery of this Agreement, each of Steven Robinson, Gilbert Singerman and Robert Dolin shall execute and deliver to PHSL their undated resignations as officers and directors of IBD and each subsidiary of IBD, which undated resignations may be accepted at any time by PHSL. Until the next meeting of stockholders of IBD called, in whole or in part for the purpose of electing directors, the boards of directors of IBD and each of its Subsidiaries shall consist of eight persons, of which (i) three (3) persons shall be designed by PHSL, (ii) two (2) persons shall be designated by Steve Markley and Gary Spaniak, Jr., and (iii) the remaining three (3) directors shall be independent directors within the meaning of the Sarbanes-Oxley Act of 2002. In addition, PHSL shall have the sole right at any time following the Closing Date to designate the Persons who shall constitute the three (3) independent directors to the IBD Boards. Section 4.4 of the Stock Purchase Agreement is hereby deleted and replaced by the foregoing. To the extent that the By-laws of IBD are in any manner inconsistent with the provisions of this Section 3, the terms of this Section 3 shall at all times govern.

4.

Post Closing Deliveries.

The Parties hereby acknowledge that the Closing Date under the Securities Purchase Agreement shall be deemed effective on January 21, 2005. However, in connection therewith the parties acknowledge that certain of the conditions and obligations under Section 1.7 and Section 1.8 of the Securities Purchase Agreement shall be satisfied subsequent to the date hereof. The parties agree to use their best efforts to satisfy such conditions and obligations contemplated Sections 1.7 and Section 1.8 of the Securities Purchase Agreement on an expedited basis.

5.

Effectiveness of Stock Purchase Agreement.

 Except as otherwise amended, modified or terminated pursuant to this Agreement, all of the terms and conditions of the Stock Purchase Agreement shall remain in full force and effect, and such Stock Purchase Agreement is hereby incorporated herein by this reference as though set forth herein at length.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

INTERACTIVE BRAND DEVELOPMENT, INC.

By: /s/ Steve Markley

Name:

Steve Markley

Title:

Chief Executive Officer

PHSL WORLDWIDE, INC.

By: /s/ Charles L. Samel

Charles L. Samel,

Executive Vice President

MEDIA BILLING, LLC

By: /s/ Charles L. Samel

Name:

Charles Samel

Title:

Manager

/s/ Charles L. Samel

Charles L. Samel, an individual

/s/ Jason Galanis

Jason Galanis, an individual, and as co- trustee of

The Molina-Vector Investment Trust

3